                                                                  Exhibit 4.3(b)

                                                                  CONFORMED COPY


     AMENDMENT No. 1 dated as of March 27, 2001 to the Credit Agreement dated as of November 25, 1997, as amended and restated February 5, 1999, among EQUISTAR CHEMICALS, LP, a Delaware limited partnership; MILLENNIUM AMERICA INC., a Delaware corporation, as Guarantor; the Lenders party thereto; BANK OF AMERICA,
N. A., as Servicing Agent, Documentation Agent and Administrative Agent; and THE CHASE MANHATTAN BANK, as Syndication Agent and Administrative Agent.


     WHEREAS, the Borrower (such term and each other capitalized term used but not defined herein having the meaning assigned to it in the Credit Agreement as amended hereby, the "Amendment"), the Lenders, BofA and Chase are parties to the Credit Agreement dated as of November 25, 1997, as amended and restated February 5, 1999 (the "Credit Agreement");

     WHEREAS, the Borrower has requested that the Lenders further amend the Credit Agreement; and

     WHEREAS, the undersigned Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendment;

     NOW, THEREFORE, in consideration of these premises, the Borrower, Millennium America Inc. and the undersigned Lenders hereby agree as follows:

     SECTION 1.  Amendments.  Effective as of the Effective Date (as defined in
Section 2 hereof), the Credit Agreement is hereby amended in its current form with the following amendments:

     (a) The definition of "Applicable Percentage" in Section 1.01 of the Credit Agreement is hereby amended by replacing the table contained therein with the following table:


                                                                                   FACILITY
            INDEX                                  LIBOR/NIBOR                       FEE
            RATINGS                                  SPREAD                        PERCENTAGE
--------------------------------------------------------------------------------------------------
Category 1
   A-/A3 or higher                                    .410%                           .090%
--------------------------------------------------------------------------------------------------
Category 2
     BBB+/Baa1                                        .500%                           .125%
--------------------------------------------------------------------------------------------------
Category 3
     BBB/Baa2                                         .600%                           .150%
--------------------------------------------------------------------------------------------------
Category 4
    BBB-/Baa3                                         .800%                           .200%
--------------------------------------------------------------------------------------------------
Category 5
    BBB-/Ba1 or BB+/Baa3                              .900%                           .225%
--------------------------------------------------------------------------------------------------


                                                                                   FACILITY
            INDEX                                  LIBOR/NIBOR                       FEE
            RATINGS                                  SPREAD                        PERCENTAGE
--------------------------------------------------------------------------------------------------
Category 6
     BB+/Ba1                                         1.125%                           .250%
--------------------------------------------------------------------------------------------------
Category 7
     BB/Ba2 or lower                                 1.325%                           .300%
--------------------------------------------------------------------------------------------------



          (b) Section 6.05 of the Credit Agreement is hereby amended to read as follows:

               "Section 6.05. Interest Coverage Ratio. Permit the Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on any date set forth below to be less than the ratio set forth below opposite such date:


                Date                                     Ratio
                ----                                     -----
               March 31, 2001                          2.50 to 1.00
               June 30, 2001                           2.00 to 1.00
               September 30, 2001                      2.00 to 1.00
               December 31, 2001                       2.50 to 1.00
               March 31, 2002                          2.75 to 1.00
               Each fiscal quarter end thereafter      3.00 to 1.00"


          SECTION 2.  Effectiveness.   This Amendment shall become effective as
of March 27, 2001, but only if the Administrative Agents (or their counsel) shall have received (a) copies hereof that, when taken together, bear the signatures of the Borrower and the Required Lenders and (b) the amendment fees
due under Section 3.   The date on which this Amendment shall become effective
is referred to as the "Effective Date."

          SECTION 3.  Amendment Fees.   The Borrower shall pay to the
Administrative Agents on March 27,2001, for the account of each Lender that shall have executed this Amendment on or prior to such date, an amendment fee equal to .25% of the sum of such Lender's Revolving Exposure and unused Commitment as of such date.

          SECTION 4. Applicable Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

          SECTION 5. No Other Amendments. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 7. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

          SECTION 8. Expenses. The Borrower shall reimburse the Administrative Agents for their reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees and expenses of Cravath, Swaine & Moore, counsel for the Administrative Agents.

          IN WITNESS WHEREOF, the Borrower, Millennium America Inc. and the undersigned Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.




                                       EQUISTAR CHEMICALS, LP

                                       by /s/ Gerald A. O'Brien
                                          ---------------------------
                                          Name:  Gerald A. O'Brien
                                          Title: Vice President


                                       MILLENNIUM AMERICA, INC.

                                       by /s/ Christine Wubbolding
                                          ---------------------------
                                          Name:  Christine Wubbolding
                                          Title: Vice President & Treasurer


                                       BANK OF AMERICA, N. A., individually and as Administrative Agent, Documentation Agent and Servicing Agent,

                                       by /s/ Michael J. Dillon
                                          ---------------------------
                                          Name:   Michael J. Dillon
                                          Title:  Managing Director


                                       THE CHASE MANHATTAN BANK,
                                       individually and as Administrative Agent and Syndication Agent,

                                       by /s/ Steve A. Nordaker
                                          ---------------------------
                                          Name:  Steve A. Nordaker
                                          Title: Managing Director

                                       ABN AMRO BANK N.V.,

                                       by /s/ Angela Noique
                                          ---------------------------
                                          Name:  Angela Noique
                                          Title: Vice President

                                       by /s/ Scott J. Albert
                                          ---------------------------
                                          Name:  Scott  J. Albert
                                          Title: Group Vice President


                                       BANK ONE, N.A.,

                                       by /s/ Daniel A. Davis
                                          ---------------------------
                                          Name:  Daniel A. Davis
                                          Title: Vice President


                                       BANK AUSTRIA AG,

                                       by /s/ Laura DePersis
                                          ---------------------------
                                          Name:  Laura DePersis
                                          Title: Vice President

                                       by /s/ William W. Hunter
                                          ---------------------------
                                          Name:  William W. Hunter
                                          Title: Vice President

                                       THE BANK OF NEW YORK,

                                       by /s/ Raymond J. Palmer
                                          ---------------------------
                                          Name:  Raymond J. Palmer
                                          Title: Vice President


                                       THE BANK OF NOVA SCOTIA,

                                       by /s/ M.D. Smith
                                          ---------------------------
                                          Name:  M.D. Smith
                                          Title: Agent Operations


                                       THE BANK OF TOKYO-MITSUBISHI,

                                       by /s/ K. Glasscock
                                          ---------------------------
                                          Name:  K. Glasscock
                                          Title: VP & Manager

                                      BANQUE NATIONALE DE PARIS,

                                      by /s/ Mike Shryock
                                         ---------------------------
                                         Name:  Mike Shryock
                                         Title: Vice President


                                      by /s/ Aurora Abella
                                         ---------------------------
                                         Name:  Aurora Abella
                                         Title: Vice President


                                      CIBC INC., by CIBC OPPENHEIMER CORP,
                                      as Agent,

                                      by /s/ Dominic Sorresso
                                         ----------------------------
                                         Name:  Dominic Sorresso
                                         Title: Executive Director


                                      CITIBANK, N.A.,

                                      by /s/ Claudio Phillips
                                         ----------------------------
                                         Name:  Claudio Phillips
                                         Title: Vice President/Managing
                                                Director


                                      COMMERZBANK AG,

                                      by /s/ Harry Yergey
                                         ----------------------------
                                         Name:  Harry Yergey
                                         Title: SVP & Manager

                                      by /s/ David Suttles
                                         ----------------------------
                                         Name:  David Suttles
                                         Title: Vice President


                                      CREDIT LYONNAIS NEW YORK BRANCH,

                                      by /s/ Philippe Soustra
                                         ----------------------------
                                         Name:  Philippe Soustra
                                         Title: Executive Vice President


                                      THE DAI-ICHI-KANGO BANK, LTD.,

                                      by /s/ Perzemek T. Blaziak
                                         ----------------------------
                                         Name:  Perzemek T. Blaziak
                                         Title: Account Officer

                                      DEUTSCHE GENOSSENSCHAFTSBANK AG,

                                      by /s/ Mark K. Connelly
                                         ----------------------------
                                         Name:  Mark K. Connelly
                                         Title: Vice President


                                      by /s/ Richard W. Wilbert
                                         ----------------------------
                                         Name:  Richard W. Wilbert
                                         Title: Vice President


                                      THE FUJI BANK LIMITED,

                                      by /s/ Jacques Azagury
                                         ----------------------------
                                         Name:  Jacques Azagury
                                         Title: Senior Vice President &
                                                Manager


                                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                      by /s/ Robert M. Kadlick
                                         ----------------------------
                                         Name:  Robert M. Kadlick
                                         Title: Duly Authorized Signatory


                                      GUARANTY FEDERAL BANK, F.S.B.,

                                      by /s/ Jim R. Hamilton
                                         ----------------------------
                                         Name:  Jim R. Hamilton
                                         Title: Vice President


                                      HSBC BANK USA,

                                      by /s/ George Linhart
                                         ----------------------------
                                         Name:  George Linhart
                                         Title: Vice President


                                      THE INDUSTRIAL BANK OF JAPAN, LTD.,

                                      by /s/ Michael N. Oakes
                                         ----------------------------
                                         Name:  Michael N. Oakes
                                         Title: Senior Vice President,
                                                Houston Office

                                       KBC BANK N. V.,

                                       by /s/ Robert Snauffer
                                          ---------------------------
                                          Name:  Robert Snauffer
                                          Title: First Vice President


                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK,

                                       by  /s/ Carl J. Mehldau Jr.
                                           --------------------------
                                           Name:  Carl J. Mehldau Jr.
                                           Title: Vice President


                                       THE SANWA BANK LIMITED,

                                       by /s/ Jean-Michel Patovic
                                          ---------------------------
                                          Name:  Jean-Michel Patovic
                                          Title: Vice President


                                       SOCIETE GENERALE,

                                       by /s/ Antoine Broustra
                                          ---------------------------
                                          Name:  Antoine Broustra
                                          Title: Director


                                       THE SUMITOMO BANK, LTD.,

                                       by /s/ P.R.C. Knight
                                          ---------------------------
                                          Name:  P.R.C. Knight
                                          Title: Senior Vice President


                                       SUNTRUST BANK, ATLANTA,

                                       by /s/ Steven J. Newby
                                          ---------------------------
                                          Name:  Steven J. Newby
                                          Title: Vice President

                                       THE TORONTO-DOMINION BANK,

                                       by /s/ Carolyn R. Faeth
                                          ---------------------------
                                          Name:   Carolyn R. Faeth
                                          Title:   Mgr. Cr. Admin.


                                       WESTERN CONFERENCE TEAMSTERS,

                                       by /s/ Mohan V. Phansalkar
                                          ---------------------------
                                          Name:  Mohan V. Phansalkar
                                          Title: Executive Vice President


                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                       NEW YORK BRANCH,

                                       by /s/ Lisa M. Walker
                                          ---------------------------
                                          Name:  Lisa M. Walker
                                          Title: Associate Director

                                       by /s/ Barry S. Wadler
                                          ---------------------------
                                          Name:  Barry S. Wadler
                                          Title: Manager